Exhibit 10.1

STANLEY, INC.

Amendment No. 3 to the 2006 Omnibus Incentive Compensation Plan

November 6, 2008

As approved by the Board of Directors of Stanley, Inc. (the “Company”) on November 6, 2008, the Company’s 2006 Omnibus Incentive Compensation Plan (the “Plan”), as amended by Amendment No. 1 to the Plan on February 8, 2008 and Amendment No. 2 to the Plan on May 8, 2008, is hereby further amended and revised as follows:

Definition of “Fair Market Value”: The definition of “Fair Market Value” is amended by adding at the end thereof and prior to the period: “in such a manner as to comply with Code Section 409A”

Amendment to Section 4(a):  The maximum aggregate number of shares subject to awards granted to any participant under the Plan during any fiscal year, set forth under Section 4(a) of the Plan, is amended to increase the limit from 100,000 shares to 166,709 shares, as follows:

SECTION 4.  Shares Available for Awards; Other Limits.  (a)  Shares Available.  Subject to adjustment as provided in Section 4(b), the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 4,000,000, of which the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 2,300,000 and the maximum number of Shares that may be delivered pursuant to Awards of Restricted Shares under the Plan shall be 800,000.  If, after the effective date of the Plan, any Award granted under the Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or canceled Award shall again become available to be delivered pursuant to Awards under the Plan.  If Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan.  Subject to adjustment as provided in Section 4(b), (i) the maximum aggregate number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company shall be 166,709, provided that such number of Shares does not reflect, and shall automatically be adjusted to take into account any stock distribution or stock split that occurs in connection with the initial public offering of Shares, and (ii) the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company shall be $1,000,000.

Amendment to Section 7: Section 7 is amended to add a new subsection (d), which provides as follows:

(d)  Section 409A Limitation on Action.  The Committee shall take no action under this Section 7 that would cause an Award under the Plan to fail to be either exempt from Code Section 409A or in compliance with Code Section 409A.

Amendment to Section 9: Section 9 is amended to add a new subsection (q), which provides as follows:

(q)  Code Section 409A.  Awards under the Plan are intended to be either exempt from Code Section 409A or in compliance with Code Section 409A and the Plan shall be so administered and interpreted.  In that regard, any Option or SAR with an exercise price of less than the Fair Market Value of the subject shares on the grant date or that are otherwise subject to Code Section 409A will be issued pursuant to an Award Agreement that complies with Section 409A.  Any Award, other than an Option or SAR, which does not meet the requirements for a “short-term deferral” under Treasury Regulations Section 1.409A-1(b)(4) or is otherwise not exempt from Section 409A will also be issued pursuant to an Award Agreement that complies with Section 409A.  The Committee shall take no action under the Plan that would cause an Award under the Plan to fail to be either exempt from Code Section 409A or in compliance with Code Section 409A.  Notwithstanding the foregoing, Participants are solely responsible for the tax consequences to them of Awards under the Plan including any tax consequences under Code Section 409A.

Except as specifically set forth above, all other provisions of the Plan remain in full force and effect.